Exhibit 12

                   STATEMENTS REGARDING COMPUTATION OF RATIOS



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
                                  December 31,
                                                                                                     June 30,    June 30,
                                                                              2004        2004         2005       2005
                              2000         2001        2002        2003     (Actual)   (pro forma)   (actual)  (pro forma)
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
Pretax Income               $1,140,253  $1,278,010  $1,289,941  $1,300,754  $1,598,200  $1,598,200   $762,316   $762,316
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Add Back Fixed Charges
  Certificates Interest
     Expense (1)                     0           0           0           0           0     979,642          0    398,858
  Amortization related
toline of credit                 2,917           0           0           0           0           0          0          0
Amortization related to
  debt offering (2)                  0           0      29,874     113,466     174,143     241,369     89,171    156,397
  Interest Expense              65,282      26,835     131,367     692,138     929,529     929,529    622,203    622,203
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Total Fixed Charges             68,199      26,835     161,241     805,604   1,103,672   2,150,540    711,374   1,177,458
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Earnings                    $1,208,452  $1,304,845  $1,451,182  $2,106,358  $2,701,872  $3,748,740 $1,473,690  $1,939,774
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

(1) Interest expense is adjusted to reflect the sale of all remaining certificates offered (15,379,000 as of December 31, 2004 and 12,523,000 as of June 30, 2005) and assumes a weighted average interest rate of 6.370% per year ($979,642 total as of December 31, 2004 and $398,858 as of June 30, 2005). Actual interest rates we will pay on certificates will be set forth in a supplement to this prospectus. Further assumes that we derive no income from the application of certificate sale proceeds to new mortgage loans.

(2) Assumes all certificates are sold and underwriting fees are amortized over the life of the certificates which amounts to $67,226 per year.